Exhibit 10.02

AMENDMENT NO. 1 TO MARCH 19, 2012 OFFER LETTER

This AMENDMENT NO. 1 TO THE MARCH 19, 2012 OFFER LETTER (“Amendment”) is made by and between Bami Bastani (“Bastani”) and Meru Networks, Inc. (“Meru”) and amends and supplements that certain offer letter dated as of March 19, 2012 (the “Letter”).  Capitalized terms used, but not defined, herein will have the meanings given such terms in the Letter.

WHEREAS, the parties desire to amend the Letter with terms as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows.

1.              AMENDMENTS.  The parties hereby agree to amend the Letter as follows:

1.1       The Trident Termination Date as defined in Section 1 of the Letter shall now be June 1, 2012 or such other date as the Company and Bastani agree instead of May 1, 2012.

1.2       The text of Section 4 of the Letter (Relocation and Legal Expenses) following the header, shall be deleted in its entirety, and replaced with the following:

“Employee agrees to permanently relocate from New Jersey to the San Francisco Bay Area in connection with your duties no later than the first anniversary of your date of hire.  In connection with such relocation, the Company agrees to reimburse to you up to $250,000 of reasonably documented relocation expenses (the “Relocation Expenses”).  The Company shall reimburse only the Relocation Expenses incurred following your date of hire with Meru and prior to the second anniversary of such date of hire.  In addition, the Company will reimburse you up to $10,000 for attorneys’ fees incurred in connection with the review and execution of this offer letter (“Legal Expenses”).  You agree to repay the Company, within thirty (30) days of a voluntary termination of employment with the Company or a termination for cause by the Company, one hundred percent (100%) of each Relocation Expense and Legal Expense if such termination occurs during the first year of your employment with Meru following the reimbursement of such expense by Meru, and you agree that the Company can offset such amounts against any amounts then owed to you.”

2.              AMENDMENT EFFECTIVE DATE:  The effective date of this Amendment shall be May 1, 2012.

3.              EFFECT OF AMENDMENT.  Except as expressly provided in this Amendment, all terms and conditions of the Agreement shall continue in full force and effect.  In the event of any conflict, ambiguity or inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the subject matter hereof.

4.              GENERAL. Execution and delivery of this Amendment will be evidenced by a copy or counterpart signed by each party delivered to the other, which together shall constitute one and the same agreement. Such execution and delivery may be by facsimile or other electronic means and upon such delivery the facsimile or electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the Amendment Effective Date referenced above.

BAMI BASTANI		MERU NETWORKS, INC.

By:	/s/ Dr. Bami Bastani	By:	/s/ William Quigley

Name:	Bami Bastani	Name:	William Quigley

Title:	President & CEO	Title:	Chairman of the Board

Date:	May 1, 2012	Date:	May 1, 2012